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                                                                    EXHIBIT 23.1


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Shareholders of Cox Radio, Inc.
Atlanta, Georgia


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-08737 of Cox Radio, Inc. of our report dated July 18, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the methods of accounting for postretirement benefits other than pension, income taxes, and postemployment benefits), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



     Our audits of the consolidated financial statements referred to in an aforementioned report also included the consolidated financial statement schedule of Cox Radio, Inc., listed in Item 16(b). This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                          DELOITTE & TOUCHE LLP


Atlanta, Georgia

August 27, 1996